UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 11, 2023

OppFi Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39550	85-1648122
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
130 E. Randolph Street, Suite 3400
Chicago, Illinois 60601
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (312) 212-8079
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	OPFI	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	OPFI WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

On September 11, 2023, the Board of Directors (the “Board”) of OppFi Inc., a Delaware corporation (the “Company”), completed a process to reclassify the membership of the Board’s three director classes into three classes of equal size. In order to achieve an equal apportionment of membership among the Board’s three classes of directors, the Board determined that one of its members should be reclassified from Class I (with a term expiring at the Company’s 2025 Annual Meeting of Stockholders) to Class II (with a term expiring at the Company’s 2026 Annual Meeting of Stockholders). Accordingly, effective September 11, 2023, Theodore Schwartz, a member of the Board, resigned from his position as a Class I director, subject to and conditioned upon his immediate reappointment as a Class II director. The Board accepted Mr. Schwartz’s resignation and immediately reappointed him as a Class II director. The resignation and reappointment of Mr. Schwartz was effected solely for the purpose of reclassifying the members of the Board into three classes of equal size, and for all other purposes, Mr. Schwartz’s service on the Board is deemed to have continued uninterrupted. Following Mr. Schwartz’s reappointment as a Class II director, each of the Company’s three classes of directors consists of two members.

There were no changes to Mr. Schwartz’s committee assignments or compensation as a non-employee director as a result of the resignation as a Class I director and appointment as a Class II director. Mr. Schwartz’s decision to resign was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. Except as disclosed in this Current Report on Form 8-K and under the caption “Director Nomination Process” in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 28, 2023 (the “Proxy Statement”), which is incorporated herein by reference, there were no arrangements or understandings between Mr. Schwartz and any other persons pursuant to which he was elected as a director. Except as previously disclosed with respect to Mr. Schwartz under the caption “Certain Relationships and Related Party Transactions” in the Proxy Statement, which is incorporated herein by reference, there are no related persons transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission) between Mr. Schwartz and the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPPFI INC.

Date: September 14, 2023	By:	/s/ Pamela D. Johnson
Pamela D. Johnson
Chief Financial Officer